UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-3355876
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
2311 East Locust Court Ontario, California	91761
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class, to be so Registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which this form relates:	333-253049
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File No. 333-253049) as amended by Amendments No. 1 through No. 5, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 30, 2021	FOCUS UNIVERSAL INC.

	By:	/s/ Desheng Wang
Desheng Wang Chief Executive Officer

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